Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Cumberland Pharmaceuticals Inc.
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221402) and Form S-8 (No. 333-164376) of Cumberland Pharmaceuticals Inc. of our report dated March 20, 2020, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
March 20, 2020